Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated March 15, 2012 (including amendments thereto) with respect to the Common Stock of Mastech Holdings, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: March 15, 2012

AB Value Partners, L.P.

By:	AB Value Management LLC General Partner

By:	/s/ Andrew Berger
	Name:	Andrew Berger
	Title:	Manager

AB Value Management LLC

By:	/s/ Andrew Berger
	Name:	Andrew Berger
	Title:	Manager

/s/ Andrew Berger
Name: Andrew Berger